Exhibit 99.1

C.J. HUGHES ANNOUNCES CHARLES “CHUCK” AUSTIN AS PRESIDENT

Huntington, WV   April 16, 2020- Energy Services of America (the “Company” or “Energy Services”) (OTC QB: ESOA), parent company of C.J. Hughes Construction Company (“C.J. Hughes”) announced  that the board of directors of C.J. Hughes has appointed Charles “Chuck” Austin as President.  The former C.J. Hughes president, Douglas Reynolds, will remain as the president of Energy Services.  Richard Phillips will continue in his position as general manager with C.J. Hughes.

Mr. Austin is a resident and village councilman for South Point, Ohio. He has 40 years of experience in the natural gas and underground utility industries.  Mr. Austin is no stranger to C.J. Hughes as he previously served as Area Manager for 10 years and then was promoted to VP-General Manager for the last 9 years of his career at C. J. Hughes. He left the company in 2000 to pursue other opportunities within the energy service business.

Douglas Reynolds, President of Energy Services, commented on the announcement.  “We are excited that Chuck has agreed to come on board to lead C.J. Hughes. With his experience and familiarity with C.J. Hughes and the customers we serve, Chuck will be a great addition to the Company.”

  Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.